COMMERCIAL COMPANY SECOND SECURED TERM LOAN NOTE

$4,186,991.87                                             December 30, 1997


     FOR VALUE RECEIVED, the undersigned THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership, and THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership, hereby jointly and severally promise to pay to WELLSFORD REAL PROPERTIES, INC. or order, in accordance with the terms of that certain First Amended and Restated Master Credit Agreement dated December 30, 1997, effective as of July 31, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of FOUR MILLION ONE HUNDRED EIGHTY-SIX THOUSAND NINE HUNDRED NINETY-ONE AND 87/100 DOLLARS ($4,186,991.87), with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Commercial Company Second Secured Term Loan Notes evidencing borrowings by Commercial Company under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     This Note, together with other Second Secured Term Loan Notes dated of even date herewith, is a note executed in restatement of those certain Term Loan Notes from the undersigned to BankBoston, N.A. and Morgan Stanley Senior Funding, Inc., both dated July 31, 1997 and each in the face principal amount of $30,000,000.00.

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                            By:   Crescent Real Estate Equities Limited
                                  Partnership, a Delaware limited
                                  partnership, its sole member

                               By:   Crescent Real Estate Equities, Ltd.,
                                     a Delaware corporation, its general
                                     partner

                                    Name:/s/ Bruce A. Picker
                                         ------------------------
                                    Title:  VP and Treasurer

                                     [CORPORATE SEAL]


                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                            By:   /s/ Jeffrey L. Stevens
                                  -----------------------------------
                               Name:  Jeffrey L. Stevens
                               Title:  President

                                     [CORPORATE SEAL]